UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 16, 2006

Date of Report (Date of Earliest Event Reported)

Yahoo! Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28018	77-0398689
(State or other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

701 First Ave.

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

David Filo, co-founder and Chief Yahoo!, has established a plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the trading of Yahoo! stock.  Under the plan, Mr. Filo will sell up to two million shares of Yahoo! common stock in accordance with a prearranged trading schedule over a twelve-month period beginning in October 2006. The shares will be sold on the open market at prevailing market prices.

This plan is intended to comply with Rule 10b5-1 of the Exchange Act, and the Company’s Rule 10b5-1 Trading Program policy which permits certain corporate officers to establish “blind trusts” or prearranged trading plans to govern the sale of a specified number or dollar amount of shares of stock over a predetermined period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	By:	/s/ Michael J. Callahan
Michael J. Callahan
Senior Vice President, General
Counsel and Secretary

Date: August 18, 2006